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                                                                   EXHIBIT 21

                  LANCASTER COLONY CORPORATION AND SUBSIDIARIES

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT


                                                                                                         STATE OF
                         NAME                                                       SEGMENT           INCORPORATION
                         ----                                                       -------           -------------
CP&L, Inc.*...............................................................     Glassware & Candles        Indiana
Dee Zee, Inc..............................................................         Automotive              Ohio
E. O. Brody Company.......................................................     Glassware & Candles         Ohio
Fostoria Glass, LLC.......................................................     Glassware & Candles         Ohio
Indiana Glass Company.....................................................     Glassware & Candles        Indiana
Jackson Plastics Operations, Inc.*........................................         Automotive              Ohio
Koneta, Inc.*.............................................................         Automotive              Ohio
LaGrange Molded Products, Inc.............................................         Automotive            Delaware
Lancaster Colony Commercial Products, Inc.................................     Glassware & Candles         Ohio
Lancaster Glass Corporation...............................................     Glassware & Candles         Ohio
T. Marzetti Company.......................................................       Specialty Foods           Ohio
T. Marzetti Company LLC*..................................................       Specialty Foods         Kentucky
Marzetti Frozen Pasta, Inc. (FKA Reames Foods, Inc.)*.....................       Specialty Foods           Iowa
New York Frozen Foods, Inc.*..............................................       Specialty Foods           Ohio
Pretty Products, Inc......................................................         Automotive              Ohio
Sister Schubert's Homemade Rolls, Inc.*...................................       Specialty Foods          Alabama
The Quality Bakery Company, Inc.*.........................................       Specialty Foods           Ohio
Waycross Molded Products, Inc.............................................         Automotive              Ohio



All subsidiaries conduct their business under the names shown.

* Indicates indirect subsidiary